--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FIFTH THIRD BANK
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [INSERT HEADING]

                             CINCINNATI, OHIO 45263

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                     February 7, 1997

To the Stockholders of Fifth Third Bancorp:

   You are cordially invited to attend the Annual Meeting of the Stockholders of Fifth Third Bancorp to be held at the offices of The Fifth Third Bank, William
S. Rowe Building, 38 Fountain Square Plaza, Cincinnati, Ohio on Tuesday, March 18, 1997 at 11:30 a.m. for the purposes of considering and acting upon the following:

   (1) Election of seven (7) Class II Directors to serve until the Annual Meeting of Stockholders in 2000.

   (2) The proposal described in the Proxy Statement to adopt an amendment to the Amended 1990 Stock Option Plan which provides that the aggregate number of shares of Common Stock which may be issued under the Plan shall be increased by 2.5 million shares. The proposed amendment to the Plan is attached as Annex 1 to the Proxy Statement and incorporated therein by reference.

   (3) Approval of the appointment of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 1997.

   (4) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

   Stockholders of record at the close of business on January 31, 1997 will be entitled to vote at the Meeting.

   ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                     By Order of the Board of Directors

                                     MICHAEL K. KEATING

                                     Secretary

                               FIFTH THIRD BANCORP

                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263

                                 PROXY STATEMENT

   The Board of Directors of Fifth Third Bancorp (the "Company") is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on March 18, 1997. Each of the 105,881,698 shares of Common Stock outstanding on January 31, 1997 is entitled to one vote on all matters acted upon at the Meeting, and only Stockholders of record on the books of the Company at the close of business on January 31, 1997 will be entitled to vote at the Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

   The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any Stockholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of Stockholders for the purpose of electing Directors that such Stockholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Stockholder giving such notice, each Stockholder shall have the right to cumulate such voting power as he possesses in voting for Directors.

   The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

   The Annual Report of the Company for the year 1996, including financial statements, has been mailed to all Stockholders. Such report and financial statements are not a part of this Proxy Statement.

                            CERTAIN BENEFICIAL OWNERS

   Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only Stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 1996:

                                NAME AND ADDRESS OF               AMOUNT AND NATURE               PERCENT
TITLE OF CLASS                    BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP           OF CLASS

Common Stock       Cincinnati Financial Corporation                 21,337,017(1)                 20.03%
                   6200 South Gilmore
                   Fairfield, Ohio  45014

Common Stock       Fifth Third Bancorp                               8,425,765(2)                  7.91%
                   Subsidiary Banks
                   38 Fountain Square Plaza
                   Cincinnati, Ohio  45263

Common Stock       Ruane, Cunniff & Co., Inc.                        7,093,857                     6.66%
                   767 Fifth Avenue, Suite 4701
                   New York, New York 10153

Common Stock       The Western-Southern Life Insurance Co.           6,797,677(3)                  6.38%
                   400 Broadway
                   Cincinnati, Ohio  45202

(1) Cincinnati Financial Corporation owns 16,350,000 shares of the Common Stock of the Company. Cincinnati Insurance Company, a subsidiary of Cincinnati Financial Corporation, owns 4,043,000 shares. Cincinnati Casualty Company, another subsidiary, owns 500,000 shares. Cincinnati Life Insurance Company, another subsidiary of Cincinnati Financial Corporation, owns 307,000 shares. In addition, Mr. John J. Schiff, Jr., a Director of the Company who is Chairman and Director of Cincinnati Financial Corporation, individually beneficially owns 108,247 shares and Mr. Robert B. Morgan, a Director of the Company, who is President and Director of Cincinnati Financial Corporation and Cincinnati Insurance Company individually beneficially owns 22,020 shares. Also affiliated is a trust in which John J. Schiff, Jr. and Thomas R. Schiff are trustees which owns 6,750 shares.

(2) There are ten wholly-owned bank subsidiaries of the Company, which are beneficial owners of 4,757,715 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

(3) The Western-Southern Life Insurance Co. owns 997,082 shares of the Common Stock of the Company. Waslic Delaware Company II, a subsidiary of The Western-Southern Life Insurance Co., owns 5,777,775 shares. In addition, Mr. John F. Barrett, a Director, President and Chief Executive Officer of The Western-Southern Life Insurance Co., and a Director of the Company individually beneficially owns 22,820 shares.

                              ELECTION OF DIRECTORS

   In accordance with the Company's Code of Regulations, the Board of Directors is classified into three classes as nearly equal in number as the then total number of Directors constituting the whole Board permits. Each class is to be elected to separate three year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three-year term. The term of those Directors listed below as Class II expires at the Annual Meeting on March 18, 1997 and this Class contains the nominees to be elected to serve until the Annual Meeting of Stockholders in 2000. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

   The Board of Directors intends to nominate for election as Class II Directors the seven persons listed below, all of whom are presently serving as Class II Directors of the Company. It is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. Nominees receiving the seven highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the seven nominees specified below unless otherwise instructed by the stockholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

   In accordance with the retirement policy of the Board of Directors of the Company and The Fifth Third Bank, in March, 1996, Mr. Clement L. Buenger retired, and Mr. John D. Geary has indicated his intention to retire from his Directorship prior to the Annual Meeting. Mr. Buenger was the former President and CEO of both the Company and the Bank, and has generously given 27 years of valuable service to the Company and the Bank as an officer and Director, and Mr. Geary has generously given 20 years of valuable service to the Company and the Bank as a Director. Mr. Geary is currently a Class II Director, with a term expiring on March 18, 1997.

   The following tables set forth information with respect to each Class II Director, all of whom are nominees for re-election at the Annual Meeting, except for Mr. John D. Geary, and with respect to incumbent Directors in Classes I and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

                               CLASS II DIRECTORS
                               (Terms Expire 1997)
                                                                                                    SHARES OF COMPANY
                                                                                                      COMMON STOCK
                                                                                                  BENEFICIALLY OWNED ON
                                                                                                  DECEMBER 31, 1996(1)

                                                                                 DIRECTOR                            PERCENT
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                      SINCE        NUMBER(4)           OF CLASS
-----------------------------------------------------------------------------------------------------------------------------

(3) JOHN F. BARRETT, 47, President, CEO and Director of The Western-Southern       1988          22,820               .0214
Life Insurance Co. since March, 1994.  Formerly, President and COO, The
Western-Southern Life Insurance Co. Director of Cincinnati Bell, Inc.

RICHARD T. FARMER, 62, Chairman and Director, Cintas Corporation, a service        1982          43,733               .0410
company that designs, manufactures and implements corporate identity uniform programs, since August, 1995.  Formerly, Mr. Farmer was Chairman, CEO and
Director of Cintas Corporation.
Director of Safety-Kleen Corp.

(2) JOHN D. GEARY, 70, Retired as President, Midland Enterprises Inc., a company   1977          32,682               .0307
engaged in inland waterway transportation.

(3) ROBERT B. MORGAN, 62, President, Chief Executive Officer and Director of       1986          22,020               .0207
Cincinnati Financial Corporation and Cincinnati Insurance Company.

BRIAN H. ROWE, 65, Chairman Emeritus, GE Aircraft Engines, General Electric        1980          22,886               .0215
Company since February, 1995.  Previously, Mr. Rowe was Chairman from
September, 1993, and was President and CEO, GE Aircraft Engines, General
Electric Company.
Director of Atlas Air, Inc., B/E Aerospace, Cincinnati Bell, Inc., Canadian
Marconi Company, Steward & Stevenson Services, Inc., and Textron, Inc.

(2) GEORGE A. SCHAEFER, JR., 51, President and Chief Executive Officer of          1988          437,923              .4110
Fifth Third Bancorp and The Fifth Third Bank. Director of Anthem Insurance
Companies, Inc.

(3) JOHN J. SCHIFF, JR., 53, Retired as Chairman of John J. & Thomas R. Schiff     1983          108,247              .1016
& Co., Inc., an insurance agency in December, 1996.  Chairman and Director of
Cincinnati Financial Corporation and Cincinnati Insurance Company.
Director of CINergy Corp., Standard Register Co., and Cincinnati Bengals.

DUDLEY S. TAFT, 56, President and Director, Taft Broadcasting Company, owner       1981          31,159               .0292
and operator of television broadcasting stations.
Director of CINergy Corp., The Union Central Life Insurance Company, United
States Playing Card Co., and The Tribune Company.

                               CLASS III DIRECTORS
                               (Terms Expire 1998)

GERALD V. DIRVIN, 59, Retired April, 1994, as Executive Vice President and         1989           14,025             .0132
Director, The Procter & Gamble Company, manufacturers of household and consumer products.
Director of Cintas Corporation and Northern Telecom Ltd.

IVAN W. GORR, 67, Retired in October, 1994 as Chairman and CEO, Cooper Tire &      1991            9,528             .0089
Rubber Company, a manufacturer of tires and rubber products.
Director of Amcast Industrial Corporation, Arvin Industries, Inc., Cooper Tire
& Rubber Company, OHM Corporation, and Borg-Warner Automotive, Inc.

(2) JOSEPH H. HEAD, JR., 64, Chairman, CEO and Director, Atkins & Pearce,          1987           68,533             .0643
Inc., manufacturer of industrial textiles.
Director of Baldwin Piano & Organ Co.


                                                                                                    SHARES OF COMPANY
                                                                                                      COMMON STOCK
                                                                                                  BENEFICIALLY OWNED ON
                                                                                                  DECEMBER 31, 1996(1)

                                                                                 DIRECTOR                            PERCENT
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                      SINCE        NUMBER(4)           OF CLASS
-----------------------------------------------------------------------------------------------------------------------------

(2) WILLIAM J. KEATING, 69, Retired Chairman and Publisher, The Cincinnati         1980           65,173             .0612
Enquirer, a regional newspaper.
Director of The Midland Co.

JAMES E. ROGERS, 49, Vice Chairman, President, CEO and Director of CINergy         1995            2,400             .0023
Corp., CINergy Services, CG&E and PSI Energy, since December, 1995, and
Mr. Rogers was Vice Chairman, President and COO since October, 1994.  Formerly,
Mr. Rogers was Chairman, President and CEO of PSI Energy.
Director of Bankers Life Holding Company, and Duke Realty Investments, Inc.

                                CLASS I DIRECTORS
                               (TERMS EXPIRE 1999)

MILTON C. BOESEL, JR., 68, Counsel, Ritter, Robinson, McCready & James,            1989           15,152             .0142
Attorneys at Law, Toledo, Ohio, formerly, Ritter, Boesel and Robinson.

THOMAS B. DONNELL, 50, Chairman, The Fifth Third Bank of Northwestern              1984           217,084            .2038
Ohio, National Association (Toledo, Ohio).

JOAN R. HERSCHEDE, 57, President and CEO of The Frank Herschede Company,           1991            9,825             .0092
an investment holding company.

WILLIAM G. KAGLER, 64, Retired as Chairman of Skyline Chili Inc., a restaurant     1983           23,466             .0220
and frozen food product manufacturer, since October, 1995.  Formerly, Mr. Kagler was Chairman of the Executive Committee since November, 1994, and was Chairman,
CEO and Director of Skyline Chili, Inc. since November, 1992 and President,
Kagler & Associates, Inc., a consulting firm serving the food industry.
Previously, Mr. Kagler was President, CEO and Director of Skyline Chili, Inc.
Director of The Union Central Life Insurance Company, The Ryland Group, Inc.,
and Grand Union Company.

JAMES D. KIGGEN, 64, Chairman and Chief Executive Officer and Director, Xtek,      1982           36,414             .0342
Inc., manufacturer of hardened steel parts, since November, 1995.  Formerly,
Mr. Kiggen was Chairman, President, CEO and Director of Xtek, Inc.
Director of Cincinnati Bell, Inc., United States Playing Card Co., and
R.A. Jones & Co., Inc.

MICHAEL H. NORRIS, 60, Retired as President and Director, The Deerfield            1985           24,130             .0226
Manufacturing Company, a fabricator of sheet metal stampings, deep drawn parts and assemblies, and retired as Group Vice President and Director of The Ralph J.
Stolle Company, since January, 1994.

DENNIS J. SULLIVAN, JR., 64, Executive Counselor of Dan Pinger Public              1984           31,476             .0295
Relations, Inc., a public relations agency, since February, 1993.  Formerly,
Executive Vice President, Chief Financial Officer and Director of Cincinnati
Bell, Inc. and Cincinnati Bell Telephone Company.
Director of Anthem Insurance Companies, Inc., and Access Corporation.

----------------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (24 persons).                                    1,705,943          1.6012
-------------------------------------------------------------------------------

(1) As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2)  Members of the Executive Committee of the Board of Directors.

(3) Messrs. Morgan and Schiff, Jr. are Directors of Cincinnati Financial Corporation and Mr. Barrett is a Director of The Western-Southern Life Insurance Co., whose holdings of Company shares with their affiliates are more fully set forth above under the caption "Certain Beneficial Owners" in this Proxy Statement.

(4) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Barrett, 12,938; Mr. Boesel, 7,875; Mr. Dirvin, 12,938; Mr. Donnell, 14,251; Mr. Farmer, 12,938; Mr. Geary, 9,563;
Mr. Gorr, 7,875; Mr. Head, 20,533; Ms. Herschede, 0; Mr. Kagler, 4,500; Mr. Keating, 4,500; Mr. Kiggen, 12,938; Mr. Morgan, 12,938; Mr. Norris, 4,500; Mr.
Rogers, 2,250; Mr. Rowe, 12,938; Mr. Schaefer, 240,000; Mr. Schiff, 0; Mr. Sullivan, 0; Mr. Taft, 4,500.

                       BOARD OF DIRECTORS, ITS COMMITTEES,
                             MEETINGS AND FUNCTIONS

   The Board of Directors of Fifth Third Bancorp met four times during 1996. Except for Messrs. Boesel, Donnell, and Gorr, each of the Directors of Fifth Third Bancorp is also a member of the Board of Directors of The Fifth Third Bank which meets once each month. Fifth Third Bancorp has an Executive Committee consisting of Messrs. Geary, Head, Keating, Schaefer, Schiff and Sullivan, which meets only on call. While this Committee has, under Ohio law, the powers to act between meetings of the Board on virtually all matters that the Board could act upon, it is not considered as an active committee by Fifth Third Bancorp, but reserves its function for emergency purposes. The Executive Committee met three times in 1996. Fifth Third Bancorp has a Compensation and Stock Option Committee, consisting of Messrs. Dirvin, Geary, Head and Schiff, which met three times during 1996. The Board of Directors does not have a nominating committee. This function is normally served by the Board of Directors and in emergencies by the Executive Committee.

   The Audit Committee of Fifth Third Bancorp serves in a dual capacity as the Audit Committee of The Fifth Third Bank, meeting in formal meetings in March, July and November as well as informally at other times. Three formal meetings were held during 1996. One of the functions of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under Ohio law. Other functions include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent auditors and similar functions. The Audit Committee members for 1996 were Messrs. Barrett, Gorr, Kiggen, Sullivan and Mrs. Herschede.

   Executive compensation and stock options are determined by the Compensation and Stock Option Committee of the Board of Directors. The formal report of the Compensation and Stock Option Committee with respect to 1996 compensation and stock option grants begins on Page 10 herein.

   Of the Members of the Board of Fifth Third Bancorp, Messrs. Gorr, Kagler, Rogers and Rowe attended less than 75% of the aggregate meetings of the Board during 1996.

                             EXECUTIVE COMPENSATION

Set forth below are tables showing for the Chief Executive Officer and the four other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the options granted and options exercised; and (3) beneficial ownership of the Company's Common Stock.

SUMMARY

   The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company's chief executive officer and each of the Company's other four most highly compensated executive officers (the "named executives") during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE
===================================================================================================================================
                                                        Annual Compensation                     Long Term
                                                                                              Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Shares                All Other
                                                                                                Underlying            Compensation
    Name and Principal Position         Year               Salary ($)      Bonus ($)              Options                ($) (1)
-----------------------------------------------------------------------------------------------------------------------------------
George A. Schaefer, Jr.                 1996                783,537         608,000                65,000                 194,815
President and Chief Executive           1995                720,692         410,000                67,500                 162,254
Officer                                 1994                619,333         360,000                60,000                 139,555
-----------------------------------------------------------------------------------------------------------------------------------
Stephen J. Schrantz                     1996                411,063         240,000                25,000                  91,149
Executive Vice President                1995                380,006         195,000                25,500                  82,513
                                        1994                336,757         175,000                22,500                  72,925
-----------------------------------------------------------------------------------------------------------------------------------
George W. Landry                        1996                385,524         210,000                25,000                  83,373
Executive Vice President                1995                360,770         185,000                25,500                  78,318
                                        1994                335,621         160,000                22,500                  70,626
-----------------------------------------------------------------------------------------------------------------------------------
Michael D. Baker                        1996                305,383         190,000                25,000                  69,354
Executive Vice President                1995                280,389         150,000                10,500                  61,761
                                        1994                255,221         120,000                10,500                  53,469
-----------------------------------------------------------------------------------------------------------------------------------
Michael K. Keating                      1996                309,133         190,000                25,000                  69,879
Executive Vice President                1995                279,235         150,000                10,500                  61,595
                                        1994                255,221         120,000                10,500                  54,469
===================================================================================================================================

(1) All Other Compensation consists solely of the amounts representing the allocations to each Executive Officer under The Fifth Third Master Profit Sharing and Non-qualified Deferred Compensation Program.

STOCK OPTIONS

   The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1996:

====================================================================================================================================
                        OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Potential Realizable
                                                     Percent of                                             Value at Assumed
                                                       Total                                              Annual Rates of Stock
                                   Number of          Options                                            Price Appreciation for
             Name                    Shares          Granted to        Exercise       Expiration               Option Term
                                   Underlying        Employees         or Base           Date
                                    Options          in Fiscal          Price
                                   Granted(1)           Year           ($/Sh.)
                                                                                                   ---------------------------------
                                                                                                        5% ($)           10% ($)
------------------------------------------------------------------------------------------------------------------------------------
George A. Schaefer, Jr.                  65,000         6.1             52.75          7/18/06           2,156,322         5,464,544
------------------------------------------------------------------------------------------------------------------------------------
Stephen J. Schrantz                      25,000         2.4             52.75          7/18/06             829,355         2,101,748
------------------------------------------------------------------------------------------------------------------------------------
George W. Landry                         25,000         2.4             52.75          7/18/06             829,355         2,101,748
------------------------------------------------------------------------------------------------------------------------------------
Michael D. Baker                         25,000         2.4             52.75          7/18/06             829,355         2,101,748
------------------------------------------------------------------------------------------------------------------------------------
Michael K. Keating                       25,000         2.4             52.75          7/18/06             829,355         2,101,748
====================================================================================================================================

(1) All such options were granted July 18, 1996 and first become exercisable as to 25% of the shares covered after six months from the date of grant, as to 50% after one year of continued employment, as to 75% after two years of continued employment and are exercisable in full after the end of three years of continued employment. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all Options granted under this Plan shall become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

   The following table sets forth certain information regarding individual exercises of stock options during 1996 by each of the named executives.

===================================================================================================================================
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                                     Shares                                Number of Shares             Value of Unexercised In-the-
                                    Acquired                                  Underlying                  Money Options at 12/31/96
                                       on            Value              Unexercised Options at
                                    Exercise       Realized                   12/31/96
            Name                      (#)             ($)
                                                            -----------------------------------------------------------------------
                                                                      Exercisable       Unexercisable   Exercisable   Unexercisable
                                                                          (#)                (#)            ($)            ($)
-----------------------------------------------------------------------------------------------------------------------------------
George A. Schaefer, Jr.              33,750       1,162,438            240,000             113,750       7,403,742      1,933,674
-----------------------------------------------------------------------------------------------------------------------------------
Stephen J. Schrantz                  11,813         393,493             89,625              43,375       2,810,757        733,805
-----------------------------------------------------------------------------------------------------------------------------------
George W. Landry                      8,438         244,155             89,625              43,375       2,810,757        733,805
-----------------------------------------------------------------------------------------------------------------------------------
Michael D. Baker                      4,220         141,097             38,625              32,875       1,200,320        458,774
-----------------------------------------------------------------------------------------------------------------------------------
Michael K. Keating                    9,000         301,937             29,625              32,875         805,008        458,774
===================================================================================================================================



BENEFICIAL OWNERSHIP

   The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of December 31, 1996.

TITLE OF CLASS          NAME OF OFFICER                    NUMBER OF SHARES(1)         PERCENT OF CLASS

Common Stock            George A. Schaefer, Jr.                  437,923                    .4136

Common Stock            Stephen J. Schrantz                      137,127                    .1295

Common Stock            George W. Landry                         185,202                    .1749

Common Stock            Michael D. Baker                         90,788                     .0857

Common Stock            Michael K. Keating                       54,150                     .0511

------------------------
(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Schaefer, 240,000; ; Mr. Schrantz, 89,625; ; Mr. Landry, 89,625; Mr. Baker, 38,625; Mr. Keating, 29,625.

RETIREMENT PLANS

   The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the "Retirement Plan") and The Fifth Third Bancorp Supplemental Retirement Income Plan (the "Supplemental Plan") based upon combinations of compensation levels and years of service:

                               PENSION PLAN TABLE

                   Approximate Annual Retirement Benefit Upon
               Retirement at Age 65 Before Adjustments (1) (2) (3)

--------------------------------------------------------------------------------------------------------
   Remuneration(4)(5)               15             20             25              30             35
--------------------------------------------------------------------------------------------------------
$  300,000...............         44,585          59,449         74,305          89,169         89,169
   400,000...............         59,835          79,783         99,720         119,669        119,669
   500,000...............         75,085         100,118        125,136         150,169        150,169
   600,000...............         90,334         120,452        150,551         180,669        180,669
   700,000...............        105,584         140,786        175,967         211,169        211,169
   800,000...............        120,335         160,447        200,558         240,670        240,670
   900,000...............        135,585         180,780        225,975         271,170        271,170
 1,000,000...............        150,835         201,113        251,392         301,670        301,670
 1,100,000...............        166,085         221,447        276,808         332,170        332,170
 1,200,000...............        181,335         241,780        302,225         362,670        362,670
 1,300,000...............        196,585         262,113        327,642         393,170        393,170
 1,400,000...............        211,835         282,447        353,058         423,670        423,670
 1,500,000...............        227,085         302,780        378,475         454,170        454,170
 1,600,000...............        242,335         323,113        403,892         484,670        484,670
 1,700,000...............        257,585         343,447        429,308         515,170        515,170
 1,800,000...............        272,835         363,780        454,725         545,670        545,670

(1) Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life - 10 year certain option, and the single lump sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.

(2) Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $120,000 for 1996. Any annual pension benefit accrued over $120,000 is payable under the Supplemental Plan.

(3) For the purpose of computing a benefit under these Plans on December, 31, 1996, Mr. Schaefer had 26 years of credited service; Mr. Landry, 23 years; Mr. Schrantz, 13 years; Mr. Baker, 23 years; Mr. Keating, 11 years.

(4) The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant's social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.

(5) Compensation for retirement benefit calculations under the Retirement Plan is defined as the base rate of pay plus variable compensation and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. The 1996 base pay plus variable compensation are substantially the same as the amounts shown under the "Salary and Bonus" columns of the Summary Compensation Table. No more than an inflation adjusted $150,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $150,000 limit is taken into account under the Supplemental Plan.

COMPENSATION OF DIRECTORS

   Non-employee directors of the Company receive a single annual retainer of $10,000 and a fee of $1,000 per meeting attended (including committee meetings). Pursuant to a Deferred Compensation Plan, directors may annually defer from one-half to all of their compensation as directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate. Directors who are also employees receive no additional compensation for service on the Board.

   The Fifth Third Bancorp 1990 Stock Option Plan provides for an automatic option grant of 1,500 shares (not subject to adjustment for stock splits, stock dividends and similar events) every other year. In 1997 each non-employee director will receive options for 1,500 shares. The exercise price is equal to 100% of market price on the date of grant. Options are not exercisable for a period of six months from the date of grant and currently expire on the earlier of ten years from the date of grant, three months from the time a director leaves office, or one year from the date of death of a director.

          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE POLICY

   The Company's compensation package for its executive officers consists of three components: (1) base salary; (2) annual performance-based bonuses; and (3) annual stock option grants.

   The Compensation and Stock Option Committee is composed of four (4) directors who are not employees of the Company. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for executive officers. In determining compensation levels, the Committee members consider salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company's compensation structure; specific annual performance criteria; and rewarding executive officers for continuous improvement in their respective areas which contribute to continual increases in stockholder value.

   The Company's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and incenting those executive officers to manage with a view toward maximizing long-term stockholder value.

   Internal Revenue Code Section 162(m) limits the Company's tax deduction for certain compensation paid to named executives to $1 million in any one tax year. The Committee has reviewed this legislation and deferred any action to exempt compensation paid under existing executive plans. The Committee retains the discretion to recommend to shareholders the approval of plans which would meet both the criteria for deductibility under Section 162(m) and the strategic goals of the Company. Any non-deductible amounts paid under existing executive plans are not expected to be significant.

BASE SALARY

   Executive officers' salaries are determined by evaluating the responsibilities of their positions and by comparing salaries paid in the marketplace for executives with similar experience and responsibilities. A comparison group of bank holding companies was established based on one or more common traits with the Company, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity. There are currently fifteen companies in this comparison group which is subject to change as the Company or its competitors change their focus, merge with other institutions or are acquired. Individual salary increases are reviewed annually and are based on the executive officer's performance and the Company's overall earnings during the preceding year, and are generally in the middle range of the salaries paid by the comparison group.

ANNUAL BONUSES

   Executive officers are also eligible to earn annual bonuses. The Committee establishes a target bonus matrix comprised of incrementally increasing amounts of earnings which, if attained, make available an incentive pool for bonus payments. At the end of 1995, the Company established its 1996 goals to accomplish its twenty-third consecutive year of increased earnings. The matrix was established by the Committee to reflect a bonus pool which increased if incrementally higher earnings resulted in 1996 as compared to 1995. In 1996, the target bonus could range up to 80% of base salary depending on the executive officer's position. However, if the Bancorp goals are not met, individual bonuses are reduced proportionately. No bonuses are paid unless earnings increase. In 1996, the Company's earnings increased 20% over 1995, thus the target earnings were exceeded.

   Annual performance goals are also established for each executive officer, including personal and departmental goals. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals and cost containment.

   At the end of each year, the extent to which the Company's profit plan goals are actually attained is measured. If all goals are completely met, the executive officers receive a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing earnings.

STOCK OPTION GRANTS

   Stock options to purchase Common Stock are granted annually to key personnel under the Company's Amended 1990 Stock Option Plan. Grants are made to executive officers at an option price of 100% of the market value on the date of the grant. The Company's philosophy in granting stock options is primarily to increase executive officer ownership in the Company as opposed to serving as a vehicle for additional compensation. Executive officers are incented to manage with a view toward maximizing long-term stockholder value. In determining the total number of options to be granted annually to all recipients, including the executive officers, the Committee considers the number of options already held by the executive officers, dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. This year's grant to employees totalled 1,058,000 shares, or .999% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock options to each executive officer based on the total number of options available, an evaluation of competitive data for grants by the comparison group as discussed under the "Base Salary" section above, and the executive officer's salary and position. These stock option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of the Company's common shares.

CHIEF EXECUTIVE OFFICER'S COMPENSATION AND STOCK OPTION GRANTS

   The Committee considered the following factors in determining the base salary for 1996 for Mr. George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company's success in attaining its profit plan for 1995 as discussed below and the comparative data for comparable bank holding companies. Based on these factors, the Committee established Mr. Schaefer's base salary effective November 20, 1995 at $760,000, which is a 11.8% increase from his 1995 salary level of $680,000. This placed Mr. Schaefer's base salary at or near the middle of the peer group.

   For 1996, Mr. Schaefer was eligible to earn a cash bonus ranging up to 80% of his base salary based on specific measurable and subjective performance goals. The measurable performance goal set for Mr. Schaefer was the attainment of the Company's profit plan. The Committee also considered the subjective assessment of his ability to identify and develop key personnel as well as expressing the leadership and vision to continue the long-term growth of the Company. While the Committee did not assign specific relative weights to those goals, the level of annual bonus is more heavily dependent upon the attainment of the profit plan. The Company's profit plan was established to accomplish the twenty-third consecutive year of increased earnings. For 1996, the Company's earnings increased 20% over 1995. Based on these factors, the Committee determined that Mr. Schaefer earned a bonus of $608,000, which represented 80% of his base salary for fiscal year 1996.

   On July 18, 1996, Mr. Schaefer was granted an option to purchase 65,000 shares of Common Stock of the Company. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company's increase in its year-to-date earnings for the 1996 fiscal year and comparison of Mr. Schaefer's overall compensation package with similar positions within the peer group as discussed above.

    Gerald V. Dirvin  John D. Geary  Joseph H. Head, Jr.  John J. Schiff, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation and Stock Option Committee members are Gerald V. Dirvin, John D. Geary, Joseph H. Head, Jr. and John J. Schiff, Jr. In December, 1996, Mr. Schiff retired as Chairman of John J. & Thomas R. Schiff & Company, Inc., an insurance agency through which the Company acquires certain insurance coverages. During 1996, insurance premiums, amounting to $1,643,015, at competitive rates, for various coverages were paid to the John J. & Thomas R. Schiff & Company, Inc., insurance agency.

                                    AUDITORS

   The Board of Directors proposes and recommends that the Stockholders approve the selection by the Board of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 1997. The firm has served as independent auditors for The Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Stockholders' Meeting to make such comments as they desire and to respond to questions from Stockholders of the Company. Action by the Stockholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the Stockholders the final choice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company's independent auditors is rejected by the Stockholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The Board of Directors recommends the adoption of the resolution.

                              CERTAIN TRANSACTIONS

   Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary, The Fifth Third Bank, to various of its Directors and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features. During 1996 insurance premiums, amounting to $1,643,015, at competitive rates, for various coverages for the Company were paid to the John J. & Thomas R. Schiff & Company, Inc., of which Mr. Schiff was Chairman until he retired in December, 1996.

                           1998 STOCKHOLDER PROPOSALS

   In order for Stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 15, 1997.

                              FINANCIAL PERFORMANCE

TOTAL RETURN ANALYSIS

   The graphs below summarizes the cumulative return experienced by the Company's shareholders over the years 1991 through 1996, and 1986 through 1996, respectively, compared to the S&P 500 Stock Index, the S&P Major Regional Banks and the NASDAQ Banks.

                     FIFTH THIRD BANCORP VS. MARKET INDICES

------------------------------------------------------------------

                                  5 YEAR GRAPH

                                      1991       1992         1993      1994      1995      1996
                                      ----       ----         ----      ----      ----      ----

FIFTH THIRD                           100        121          118       112        176       231
S&P MAJOR REGIONAL BANKS              100        127          135       127        200       274
S&P 500                               100        108          118       120        165       203
NASDAQ BANKS                          100        152          197       199        288       363


                     FIFTH THIRD BANCORP VS. MARKET INDICES
       ------------------------------------------------------------------

                                 10 YEAR GRAPH

                                      1986     1987    1988     1989     1990    1991     1992     1993    1994     1995    1996
                                      ----     ----    ----     ----     ----    ----     ----     ----    ----     ----    ----

FIFTH THIRD                           100      117      158     193      183     386       468     457      434      679     890
S&P MAJOR REGIONAL BANKS                                100     117       79     136       167     172      157      238     315
S&P 500                               100      105      123     161      156     204       219     241      244      336     413
NASDAQ BANKS                          100       95      106      95       62      85       129     167      169      245     309


                              PROPOSAL TO AMEND THE
                         AMENDED 1990 STOCK OPTION PLAN

   The Board of Directors of the Company, at its meeting on December 17, 1996, approved an amendment to the Fifth Third Bancorp Amended 1990 Stock Option Plan (the "1990 Plan"), which was originally approved by the Stockholders at the 1990 annual meeting, and was amended by the Stockholders at the 1992 annual meeting, 1993 annual meeting, the 1995 annual meeting, and the 1996 annual meeting. The 1990 Plan permits the granting of options to key managerial personnel of the Company and its subsidiaries. As originally adopted, the 1990 Plan also provides that each non-employee Director shall be granted a non-qualified option on the date such person becomes a Director of the Company to purchase 1,500 shares of the Company's Common Stock at an option price equivalent to 100% of the fair market value of the Company's Common Stock on the effective date of the grant of such options. The 1990 Plan as amended March 17, 1992 grants every other year commencing in 1993 to each then current non-employee Director a non-qualified option to purchase 1,500 shares of the Common Stock of the Company and as amended March 16, 1993, and as amended March 21, 1995, increased the aggregate number of shares of Common Stock which may be issued under the 1990 Plan by 1 million shares. The 1990 Plan, as amended March 19, 1996, provided for various changes to the expiration and vesting sections. Under the 1990 Plan, all options are nontransferable, expire not more than 10 years from the date of grant, except in the case of death or permanent disability, when they expire one year following date of death or permanent disability and can be exercised by the deceased's estate.

   The purpose of amending the 1990 Plan is to provide additional shares for stock options to be granted. The Plan will remain in effect until terminated by the Board of Directors as originally adopted. The purpose and intent of the Plan is to provide key employees and directors of the Company and its subsidiaries with an incentive to increase their efforts promoting the success and progress of the Company and the value of the investment of its Stockholders to enable the Company to continue to attract and retain competent managerial personnel to fulfill positions of responsibility in all areas of the Company. The Board believes that the Plan accomplishes these results.

   Incentive options first exercisable by an employee in any one year under the Plan (and all other Plans of the Company) may not exceed $100,000 in value (determined at the time of grant). In addition, an incentive option granted to any person who owns 10% or more of the shares of voting stock of the Company must have an option price of not less than 110% of the fair market value of the shares at the time of grant and the option must expire not more than five (5) years after its grant.

   Originally, the 1990 Plan provided for 800,000 shares of the Company's Common Stock in the aggregate, which was amended to 1,200,000 shares as a result of a 3 for 2 stock split in the form of a stock dividend in paid April 15, 1992. The March 10, 1993 amendment to the 1990 Plan, provided an additional 1,000,000 shares of the Company's Common Stock in the aggregate, available under the 1990 Plan. The March 21, 1995 amendment to the 1990 Plan provided an additional 1,000,000 shares of the Company's Common Stock in the aggregate available under the 1990 Plan and which was amended to 4,800,000 shares as a result of a 3 for 2 stock split in the form of a stock dividend paid January 12, 1996. At December 31, 1996, there were 434,652 shares available under the Plan as it now exists. With the proposed amendment to the 1990 Plan, there will be an additional 2,500,000 shares of the Company's Common Stock in the aggregate available to key employees of the Company and its subsidiaries. The Amendment will not result in any new Plan benefits to the Company's Directors, Executive Officers or other employees.

   The proposal to approve and adopt the proposed amendment to the 1990 Plan is contained in the resolution attached to this Proxy Statement as Annex 1, and will be submitted to the Stockholders for adoption at the Annual Meeting. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Proxies will be voted in favor of the resolution unless otherwise instructed by the Stockholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the Amendment. The Board of Directors recommends a vote for adoption of the amendment to the 1990 Plan.

                                 OTHER BUSINESS

   The Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                          By order of the Board of Directors
                                          MICHAEL K. KEATING
                                          Secretary
-----------------------------------



New or amended language is indicated by underlining

                            PROPOSED AMENDMENT TO THE                  ANNEX 1
                         AMENDED 1990 STOCK OPTION PLAN

RESOLVED, that the Fifth Third Bancorp Amended 1990 Stock Option Plan Paragraph 4(b), is hereby amended to read as follows:

   (b) The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 7,300,000 shares, subject, however, to the adjustment provided in paragraph 10 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the Effective Date. No stock option may be granted under this Plan which could cause such maximum limit to be exceeded.

                               THIS PROXY IS SOLICITED ON BEHALF OF THE
                                          BOARD OF DIRECTORS.

       5/3 PROXY           The undersigned hereby appoints Joseph H. Head,
                           Jr., James D. Kiggen and Dennis J. Sullivan and
  Fifth Third Bancorp      each of them, with FULL power of substitution, as
38 FOUNTAIN SQUARE PLAZA   proxies to vote, as designated below, FOR and in
  CINCINNATI, OH 45263     the name of the undersigned all shares of stock
                           of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said COMPANY scheduled to be held
                           March 18, 1997 at the offices of said Company, William S. Rowe Building, Cincinnati, Ohio, or at any adjournment thereof.
                           The Board of Directors recommends a FOR vote on the election of Directors and on the proposals.
                           Please mark an X in one box under each item.
1. ELECTION of seven (7) Class II Directors

   [ ] FOR all nominees listed below.     [ ] WITHHOLD AUTHORITY to vote
                                              for all nominees listed below.

CLASS II--John F. Barrett, Richard T. Farmer, Robert B. Morgan, Brian H.
          Rowe, George A. Schaefer, Jr., John J. Schiff, Jr., Dudley S. Taft

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominees name in the space below.


2. PROPOSAL to adopt an amendment to the Amended 1990 Stock Option Plan which provides that the aggregate number of shares of Common Stock which may be issued under the Plan shall be increased by
            2.5 million shares.

                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN
3. PROPOSAL to approve an appointment of DELOITTE & TOUCHE LLP as independent auditors of the Company.

                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


(Logo) Fifth Third Bancorp
       Corporate Trust Services
       15th Floor
       38 Fountain Square Plaza
       Cincinnati, OH 45263





 .................. ..........detach here................................

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed hereby the
         undersigned STOCKHOLDER(S).If no direction is made,
            this PROXY will be voted FOR Proposals 1, 2 and 3.
               ALL FORMER PROXIES ARE HEREBY REVOKED.


                                                        NUMBER OF SHARES


                                       DATED:                     , 1997
                                              --------------------

                        ---------------------------------
                           (Signature of Stockholder)

                        ---------------------------------
                           (Signature of Stockholder)
                      (Please sign exactly as your name or
                      names appear opposite. All joint
                      owners should sign. When signing in a
                      fiduciary capacity or as a corporate
                      officer, please give your full title
                      as such.)